Exhbit 99.3












CONSOLIDATED FINANCIAL STATEMENTS

Vector Global Services, Inc., and Subsidiaries
Year ended December 31, 2003 and 2002

                 Vector Global Services, Inc., and Subsidiaries

                        Consolidated Financial Statements


                      Year ended December 31, 2003 and 2002



                                    CONTENTS

Report of Independent Auditors................................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets...................................................2
Consolidated Statements of Operations.........................................4
Consolidated Statements of Changes in Shareholders' Equity....................5
Consolidated Statements of Cash Flows.........................................6
Notes to Consolidated Financial Statements....................................7

                         Report of Independent Auditors

Board of Directors and Shareholders
Vector Global Services, Inc.

We have audited the accompanying consolidated balance sheets of Vector Global Services, Inc. (a Delaware corporation), and subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vector Global Services, Inc., and subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP
                                          ---------------------
                                              Ernst & Young LLP

February 20, 2004

                 Vector Global Services, Inc., and Subsidiaries

                           Consolidated Balance Sheets


                                                                              DECEMBER 31
                                                                       2003                  2002
                                                              ---------------------------------------------

ASSETS
Current assets:
   Cash and cash equivalents                                    $        4,945,034    $        4,027,612
   Accounts receivable, net of allowance for doubtful
      accounts of $288,860 and $273,358, respectively                    8,095,875             8,032,358
   Inventory, net                                                          128,883               467,887
   Federal income tax receivable                                                 -                39,432
   Prepaid expenses and other current assets                               352,785               293,464
                                                              ---------------------------------------------
Total current assets                                                    13,522,577            12,860,753

Property and equipment, net                                              1,092,458             1,554,056
Goodwill                                                                 4,088,464             4,178,133
Other assets                                                                47,849                54,250







                                                              ---------------------------------------------
Total assets                                                    $       18,751,348    $       18,647,192
                                                              =============================================

                                                                              DECEMBER 31
                                                                       2003                  2002
                                                              ---------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                             $        4,762,929    $        3,281,554
   Accrued liabilities                                                   1,522,518             1,560,366
   Deferred revenue                                                      2,618,815             1,953,055
   Current portion of capital lease obligation                               9,368                25,638
   Current portion of notes payable                                              -                 3,450
                                                              ---------------------------------------------
Total current liabilities                                                8,913,630             6,824,063

Long-term liabilities:
   Capital lease obligations, less current portion                               -                 7,453
                                                              ---------------------------------------------
Total liabilities                                                        8,913,630             6,831,516

Shareholders' equity:
   Convertible preferred stock, $0.01 par value; 30,000,000
      shares authorized, 28,295,342 shares issued and
      outstanding                                                          282,954               282,954
   Common stock, $0.01 par value; 40,000,000 shares
      authorized, 1,706,017 and 1,899,017 shares issued and
      outstanding at December 31, 2003 and 2002                             17,060                18,990
   Additional paid-in capital                                           59,957,208            60,100,430
   Common stock warrants                                                 2,123,139             2,123,139
   Deferred stock compensation                                             (17,250)              (56,751)
   Retained deficit                                                    (52,525,393)          (50,653,086)
                                                              ---------------------------------------------
Total shareholders' equity                                               9,837,718            11,815,676
                                                              ---------------------------------------------
Total liabilities and shareholders' equity                      $       18,751,348    $       18,647,192
                                                              =============================================



See accompanying notes.

                 Vector Global Services, Inc., and Subsidiaries

                      Consolidated Statements of Operations



                                                                         YEAR ENDED DECEMBER 31
                                                                       2003                  2002
                                                              ---------------------------------------------

Revenue:
   Equipment and software                                       $       31,771,252    $       32,423,378
   Services                                                             13,560,530            16,815,428
   Commissions                                                             769,535               455,077
                                                              ---------------------------------------------
Total revenues                                                          46,101,317            49,693,883

Expenses:
   Cost of equipment and software                                       26,772,515            27,553,000
   Cost of services                                                      7,798,987             8,551,778
   Selling expenses                                                      6,393,523             5,970,556
   General and administrative expenses                                   6,222,359             8,321,949
   Depreciation and amortization expense                                   916,441               895,541
   Noncash stock compensation                                             (103,321)               (8,591)
                                                              ---------------------------------------------
Total expenses                                                          48,000,504            51,284,233
                                                              ---------------------------------------------
Loss from operations                                                    (1,899,187)           (1,590,350)

Interest income, net                                                        24,795                26,060
Other income, net                                                            2,085                81,601
                                                              ---------------------------------------------
Net loss before taxes                                                   (1,872,307)           (1,482,689)
Income tax provision                                                             -               (15,813)
                                                              ---------------------------------------------
Net loss from continuing operations                                     (1,872,307)           (1,498,502)

Loss from operations of discontinued business component (net
    of income taxes of $-0-)                                                     -            (1,103,972)
                                                              ---------------------------------------------
Net loss before cumulative effect of change in accounting
    principle                                                           (1,872,307)           (2,602,474)

Cumulative effect of change in accounting principle (net of
    taxes of $-0-)                                                               -           (27,671,227)
                                                              ---------------------------------------------
Net loss                                                        $       (1,872,307)   $      (30,273,701)
                                                              =============================================



See accompanying notes.

                 Vector Global Services, Inc., and Subsidiaries

           Consolidated Statements of Changes in Shareholders' Equity



                                                     PREFFERED STOCK          COMMON STOCK        ADDITIONAL     COMMON
                                              ------------------------------------------------     PAID-IN        STOCK
                                                   SHARES       AMOUNT      SHARES     AMOUNT      CAPITAL       WARRANTS
                                              -----------------------------------------------------------------------------

Balance, December 31, 2001 (unaudited)           27,562,232  $  275,623   2,222,417  $  22,224   $ 58,257,714   $ 2,123,139
   Issuance of Series B-3 and B-4 preferred
      stock on January 31, 2002                     733,110       7,331           -          -      2,082,032             -
   Forfeiture of common stock grants                      -           -    (323,400)    (3,234)      (239,316)            -
   Amortization of deferred compensation                  -           -           -          -              -             -
   Net loss                                               -           -           -          -              -             -
                                              -----------------------------------------------------------------------------
Balance, December 31, 2002                       28,295,342     282,954   1,899,017     18,990     60,100,430     2,123,139
   Forfeiture of common stock grants                      -           -    (193,000)    (1,930)      (143,222)            -
   Amortization of deferred compensation                  -           -           -          -              -             -
   Net loss                                               -           -           -          -              -             -
                                              -----------------------------------------------------------------------------
Balance, December 31, 2003                       28,295,342  $  282,954   1,706,017  $  17,060   $ 59,957,208   $ 2,123,139
                                              =============================================================================


See accompanying notes.

                                                PREFERRED
                                                 STOCK        DEFERRED
                                                PENDING         STOCK      SUBSCRIPTIONS      RETAINED
                                                ISSUANCE     COMPENSATION    RECEIVABLE        DEFICIT         TOTAL
                                              ---------------------------------------------------------------------------

Balance, December 31, 2001 (unaudited)        $  2,089,363   $ (287,476)     $       -    $  (20,379,385)  $   42,101,202
   Issuance of Series B-3 and B-4 preferred
      stock on January 31, 2002                 (2,089,363)           -              -                 -               -
   Forfeiture of common stock grants                     -      239,316              -                 -          (3,234)
   Amortization of deferred compensation                 -       (8,591)             -                 -          (8,591)
   Net loss                                              -            -              -       (30,273,701)    (30,273,701)
                                              ---------------------------------------------------------------------------
Balance, December 31, 2002                               -      (56,751)             -       (50,653,086)     11,815,676
   Forfeiture of common stock grants                     -      142,822              -                 -          (2,330)
   Amortization of deferred compensation                 -     (103,321)             -                 -        (103,321)
   Net loss                                              -            -              -        (1,872,307)     (1,872,307)
                                              ---------------------------------------------------------------------------
Balance, December 31, 2003                    $          -   $  (17,250)     $       -    $  (52,525,393)  $    9,837,718
                                              ===========================================================================


See accompanying notes.

                 Vector Global Services, Inc., and Subsidiaries

                      Consolidated Statements of Cash Flows


                                                                         YEAR ENDED DECEMBER 31
                                                                       2003                  2002
                                                              ---------------------------------------------

OPERATING ACTIVITIES
Net loss                                                        $       (1,872,307)   $      (30,273,701)
Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
      Depreciation and amortization                                        916,441               895,541
      Cumulative effect of accounting change                                     -            27,671,227
      Stock compensation                                                  (103,321)               (8,591)
      Deferred income tax provision                                              -               293,112
Changes in operating assets and liabilities, excluding
  effect of acquisitions:
      Accounts receivable                                                  (65,847)             (629,610)
      Inventory                                                            339,004               226,360
      Other current assets                                                 (19,889)            1,416,095
      Other noncurrent assets                                                6,401               (44,623)
      Accounts payable                                                   1,481,375              (519,816)
      Other accrued liabilities                                            717,581              (513,127)
                                                              ---------------------------------------------
Net cash provided by (used in) operating activities                      1,399,438            (1,487,133)

INVESTING ACTIVITIES
Purchase of property and equipment                                        (454,843)             (520,844)
                                                              ---------------------------------------------
Net cash used in investing activities                                     (454,843)             (520,844)

FINANCING ACTIVITIES
Repayment on notes payable                                                  (3,450)              (19,538)
Repayment of capital lease obligation                                      (23,723)              (21,080)
                                                              ---------------------------------------------
Net cash used in financing activities                                      (27,173)              (40,618)
                                                              ---------------------------------------------

Net increase (decrease) in cash                                            917,422            (2,048,595)
Cash and cash equivalents, beginning of year                             4,027,612             6,076,207
                                                              ---------------------------------------------
Cash and cash equivalents, end of year                          $        4,945,034    $        4,027,612
                                                              =============================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Forgiveness of receivables to officers for forfeited stock
    grants                                                      $            2,330    $            3,234
                                                              =============================================
Reduction of preacquisition contingencies                       $           89,669    $                -
                                                              =============================================


See accompanying notes.

                 Vector Global Services, Inc., and Subsidiaries

                   Notes to Consolidated Financial Statements


                                December 31, 2003


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Vector Global Services, Inc., and subsidiaries (collectively, the "Company") is a leading information technology integrator in the United States focused on the secure deployment of network and application infrastructure. The Company provides information system integration services and sells the related hardware and software products through its operating subsidiary, Vector ESP, Inc. The Company was incorporated under the laws of the state of Delaware on March 3, 2000, and is headquartered in Houston, Texas.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist principally of cash on deposit with a bank and money market accounts that are stated at cost, which approximates fair value.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, and accounts receivable. Sales to the Company's customers, which are primarily located in the United States, are generally made on an open account. The Company performs initial and periodic credit evaluations of its significant customers and generally does not require collateral. Losses related to receivables have not been significant.

                 Vector Global Services, Inc., and Subsidiaries

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company maintains cash deposits in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced losses in such accounts and does not currently believe it is exposed to any significant credit risk related to its cash and cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's financial instruments, which include accounts receivable and accounts payable, approximate their fair values at December 31, 2003 and 2002.

INVENTORY

Inventory, consisting of computer hardware and software held for resale, is recorded at the lower of cost or market. Cost is determined using the specific identification and first-in, first-out methods.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the lease term.

Office furniture and equipment                                         5-7 years
Computer equipment                                                     3-5 years
Software                                                                 3 years
Vehicles                                                                 5 years
Leasehold improvements                                                 1-5 years

INCOME TAXES

The Company accounts for its income taxes in accordance with the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                Vector Global Services, Inc., and Subsidiaries

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenue from the resale of computer hardware and software is recorded upon shipment or upon installation when required under contract terms. The related shipping and handling costs for delivery of hardware and software are included in cost of equipment and software on the accompanying consolidated statements of operations.

The Company also generates revenue from consulting services, implementation services, training, and postcontract support. Revenue from consulting and implementation services is recognized as the services are provided. Revenue from customer training and education is recognized at the date the services are performed. Revenue from postcontract support, i.e., telephone support, is recognized ratably over the period the support is provided.

STOCK-BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. Under APB Opinion No. 25, compensation expense is based on the difference, if any, on the date of the grant between the fair value of the Company's stock and the exercise price. Deferred compensation is amortized and expensed in accordance with the graded vesting approach provided for in Financial Accounting Standards Board ("FASB") Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. The Company accounts for stock issued to nonemployees in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling, Goods or Services. The Company uses the Black-Scholes option pricing model to value options granted to nonemployees. The related expense is recorded over the period in which the related services are received.

                Vector Global Services, Inc., and Subsidiaries

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following table illustrates the effect on net loss if the fair value recognition provisions of SFAS No. 123 had been applied to all outstanding and unvested awards in each period:

                                                   YEAR ENDED DECEMBER 31
                                                  2003                  2002
                                        ----------------------------------------

 Net loss, as reported                  $      (1,872,307)    $     (30,273,701)
 Deduct: total stock-based
   employee compensation expense
   determined under fair value
   based method for all awards                    227,236              (276,487)
                                        ----------------------------------------
 Pro forma net loss                     $      (1,645,071)    $     (30,550,188)
                                        ========================================


IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. In the event that such cash flows are not expected to be sufficient to recover the carrying amount of the assets, the assets are written down to their estimated fair values.

GOODWILL

Goodwill represents the excess of the aggregate purchase price paid by the Company in acquisitions accounted for as purchases over the fair value of the net tangible assets acquired. Prior to 2002, goodwill was amortized on a straight-line basis over three years. As further discussed in Note 3, effective January 1, 2002, goodwill is no longer subject to scheduled amortization, but is subjected to an annual impairment test. There was no impairment of goodwill in 2003.

                Vector Global Services, Inc., and Subsidiaries

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REPORTABLE SEGMENTS

SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, establishes standards for disclosures about operating segments, products and services, geographical areas and major customers. The Company is organized and operates as one reportable segment, providing server-based computing services. The Company operates in one geographic area, the United States.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2002, the FASB issued Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 elaborates on the existing disclosure requirements for most guarantees, including residual value guarantees issued in conjunction with operating lease agreements. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value of the obligation it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements were effective for financial statements of annual periods ending after December 15, 2002. The adoption of FIN No. 45 did not have a material impact on the results of the Company's operations and financial position.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated With Exit or Disposal Activities, which addresses accounting for restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 did not have an impact on the Company's financial position and results of operations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the

                Vector Global Services, Inc., and Subsidiaries

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has elected to continue to follow the intrinsic value method of accounting as prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees, to account for employee stock options. The additional disclosures required under SFAS No. 148 are effective for fiscal years ending after December 15, 2002, and have been provided in Note 1.

In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. This consensus requires that revenue arrangements with multiple deliverables be divided into separate units of accounting if the delivered items have value to the customer on a standalone basis, there is objective and reliable evidence of fair value of the undelivered items and, if the arrangement includes a general right of return, performance of the undelivered item is considered probable and substantially in the Company's control. The final consensus is applicable to agreements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material impact on the Company's financial statements.

2.  PROPERTY AND EQUIPMENT

The Company's property and equipment was comprised of the following as of December 31:

                                                        2003             2002
                                             ----------------------------------

Office furniture and equipment                 $       467,388   $      456,470
Computer equipment                                   1,972,980        1,790,751
Software                                               997,635          738,889
Vehicles                                                27,130           23,636
Leasehold improvements                                 109,903          106,423
                                             ----------------------------------
                                                     3,575,036        3,116,169
Less: accumulated depreciation                      (2,482,578)      (1,562,113)
                                             ----------------------------------
Property and equipment, net                    $     1,092,458   $    1,554,056
                                             ==================================

                Vector Global Services, Inc., and Subsidiaries

3.  GOODWILL

Effective January 1, 2002, the Company adopted SFAS No. 142, which requires companies to assess goodwill asset amounts for impairment each year, and more frequently if circumstances suggest an impairment may have occurred. In addition to discontinuing the regular charge, or amortization, of goodwill against income, the new standard also introduces more rigorous criteria for determining how much goodwill should be reflected as an asset in a company's balance sheet.

To perform the transitional impairment testing required by SFAS No. 142 under its new, more rigorous impairment criteria, the Company broke its operations into "reporting units," as prescribed by the new standard, and tested each of these reporting units for impairment by comparing the unit's fair value to its carrying value. The fair value of each reporting unit was estimated using a discounted cash flow model combined with market valuation approaches. Significant estimates and assumptions were used in assessing the fair value of reporting units. These estimates and assumptions involved future cash flows, growth rates, discount rates, weighted-average cost of capital, and estimates of market valuations for each of the reporting units.

As provided by SFAS No. 142, the transitional impairment loss identified by applying the standard's new, more rigorous valuation methodology upon initial adoption of the standard was reflected as a cumulative effect of a change in accounting principle in the Company's statement of operations. The resulting non-cash charge was $27,671,227.

The changes in the carrying amount of goodwill for the year ended December 31, 2003 and 2002 are as follows:

                                                   2003                  2002
                                           ------------------------------------

Goodwill balance as of January 1           $      4,178,133   $  31,780,514(a)
Adjustments to preliminary purchase
  price allocation                                 (89,669)          80,811
Impairment adjustment                                    -      (27,671,227)
Goodwill related to discontinuation
  of operations                                          -          (11,965)
                                           ------------------------------------
Goodwill balance as of December 31         $      4,088,464   $   4,178,133
                                           ====================================

(a) A portion of this goodwill balance is included in assets related to discontinued operations in the Company's consolidated balance sheet.

                Vector Global Services, Inc., and Subsidiaries

4.  INCOME TAXES

The Company will file a consolidated federal income tax return which includes the operations of the acquired companies for periods subsequent to their acquisitions.

The income tax provision consists of the following for the years ended December 31, 2003 and 2002:

                                                         2003             2002
                                              ----------------------------------
Current:
   Federal                                      $           -    $        13,753
   State                                                    -              2,060
Deferred:
   Federal                                                  -                  -
   State                                                    -                  -
                                              ----------------------------------
                                              ----------------------------------
                                                $           -    $        15,813
                                              ==================================


The following table reconciles the differences between the statutory federal income tax rate (34%) and the effective tax rate for the years ended December 31:

                                       2003                     2002
                          ------------------------------------------------------
                           TAX EXPENSE   PERCENT OF    TAX EXPENSE   PERCENT OF
                            (BENEFIT)    PRETAX LOSS    (BENEFIT)    PRETAX LOSS
                          ------------------------------------------------------

Tax benefit at U.S.
  statutory
  rate                    $  (636,584)      (34%)      $ (504,114)      (34%)
Increase (decrease) in
  taxes resulting from:
    Nondeductible
      permanent
      differences             (10,681)       (1)           28,933         2
     State taxes, net
      of federal taxes              -         -             2,140         -
     Valuation allowance      647,265        35           488,854        33
                          ------------------------------------------------------
Income tax provision
  effective rate          $         -         -%       $   15,813         1%
                          ======================================================

                Vector Global Services, Inc., and Subsidiaries

4.  INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The net deferred tax assets and liabilities at December 31, 2003 and 2002, are comprised of the following:



                                                2003              2002
                                         ----------------------------------

Deferred tax assets:
   Net operating loss carryforwards      $     4,983,205  $     3,740,273
   Intangible assets                           4,016,225        4,429,057
   Accrued expenses                              120,931          210,910
   Deferred revenue                                    -           34,058
   Allowance for doubtful accounts               113,897          107,785
                                         ----------------------------------
Total deferred tax assets                      9,234,258        8,522,083

Deferred tax liabilities:
   Fixed assets                                   59,633           11,595
   Other                                           2,167              330
                                         ----------------------------------
Total deferred tax liabilities                    61,800           11,925
Less: valuation allowance                      9,172,458        8,510,158
                                         ----------------------------------
Net deferred tax asset                   $             -  $             -
                                         ==================================

The Company had federal and state net operating loss carryovers for income tax purposes of $11,712,424 and $12,177,375 at December 31, 2003, respectively, which, if not utilized, the federal net operating loss carryovers will expire in 2020 through 2023.

The Company has recorded a valuation allowance for the full amount of deferred tax assets in light of its operating loss since its inception and the uncertainty regarding the realization of the net deferred tax assets.

                Vector Global Services, Inc., and Subsidiaries

5.  CREDIT FACILITIES

ACCOUNTS RECEIVABLE CREDIT ARRANGEMENT

In February 2002, the Company entered into a purchase and sale agreement (the "Agreement") with a bank which permits the Company to sell and/or assign trade receivables to the bank for financing purposes. Generally, the bank will advance 80% of the face amount of the receivable up to $10.0 million, and fund the remaining portion, net of financing fees, when the customer remits payment. As of December 31, 2003 and 2002, the Company had $-0- outstanding under the Agreement. If at any time there is an amount outstanding under the Agreement, such obligation would be secured by the assets of the Company. In addition, the Company would be required to repurchase any receivable which extends beyond 90 days from the date of sale or if any dispute arises with respect to the underlying receivable. Interest and financing fees totaled $1,224 in 2003 and $1,829 in 2002.

6.  LEASES

The Company leases office space and computer equipment under noncancelable capital and operating leases with various expiration dates through 2016. The Company leases certain facilities at market rates from the former owners of acquired companies, who are shareholders of and continue to be employed by the Company. Certain of the operating leases for office space provide for escalating yearly rent. Rent expense under operating leases for the years ended December 31, 2003 and 2002, was $1,074,272 and $1,068,345, respectively, which includes amounts to related parties of $219,530 and $237,088, respectively.

                Vector Global Services, Inc., and Subsidiaries

6.  LEASES (CONTINUED)

Future minimum lease payments under noncancelable capital and operating leases, together with the present value of the net minimum lease payments, as of December 31, 2003, are as follows:

                                                        OPERATING LEASES
                                                --------------------------------
                                        CAPITAL    RELATED    THIRD
                                        LEASES     PARTY      PARTY     TOTAL
                                       -------- --------------------------------
Year ending December 31:
   2004                                $ 9,774   $109,519 $  319,564  $  429,083
   2005                                      -    114,112    292,002     406,114
   2006                                      -     67,970    292,136     360,106
   2007                                      -          -    194,603     194,603
   2008                                      -          -    144,648     144,648
Thereafter                                   -          -  1,133,076   1,133,076
                                       -------- --------------------------------
Total                                    9,774   $291,601 $2,376,029  $2,667,630
                                                ================================
Less: amount representing
  interest                                (406)
                                       --------
Present value of net minimum
    lease payments                       9,368
Less: current maturities                (9,368)
                                       --------
Long-term portion                      $     -
                                       ========


Assets capitalized under capital leases totaled $78,577 at December 31, 2003 and 2002. Accumulated amortization for assets capitalized under capital leases totaled $66,357 and $43,205 at December 31, 2003 and 2002, respectively. Amortization of leased assets is included in depreciation and amortization expense.

                Vector Global Services, Inc., and Subsidiaries

7.  SHAREHOLDERS' EQUITY

PREFERRED STOCK

The Company currently has authorized for issuance an aggregate of 30,000,000 shares of $0.01 par value preferred stock. At December 31, 2003, the following numbers of shares of each series of preferred stock were authorized and were issued and outstanding:

                                                              SHARES ISSUED
                                              SHARES               AND
                                            AUTHORIZED        OUTSTANDING
                                           --------------------------------

Series A-1                                   6,380,001          6,380,001
Series A-2                                  11,065,454         11,065,454
Series B                                     5,066,667          5,066,667
Series B-2                                   1,298,091          1,298,091
Series B-3                                   2,887,369          2,887,369
Series B-4                                     264,427            264,427
Series C                                     1,333,333          1,333,333
Unallocated shares                           1,704,658                  -
                                           --------------------------------
                                            30,000,000         28,295,342
                                           ================================

The holders of preferred stock have various rights and preferences as follows:

    a. Voting - Each share of preferred stock has voting rights equal to an equivalent number of shares of common stock, into which it is convertible, and votes together as one class with the common stock subject to a Series A-1 and A-2 preferred stock class vote for certain actions. The Series A-1 and A-2 preferred stock voting as a single class, and excluding all other classes, has the right to elect four of seven members of the board of directors.

    b. Dividends - Holders of Series A-1, A-2, B, B-2, B-3, and B-4 convertible preferred stock are entitled to receive noncumulative dividends in preference to holders of common stock and Series C preferred stock when and if declared by the board of directors based on the number of shares of common stock held on an as-if-converted basis. Holders of Series C convertible preferred stock are entitled

                Vector Global Services, Inc., and Subsidiaries

7.  SHAREHOLDERS' EQUITY (CONTINUED)

         to receive noncumulative dividends in preference to holders of common stock (but subordinate to holders of Series A-1, A-2, B, B-2, B-3, and B-4 preferred stock) when and if declared by the board of directors based on the number of shares of common stock held on an as-if converted basis. No dividends on convertible preferred stock or common stock have been declared by the board for the years ended December 31, 2003 and 2002.

    c. Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A-2 preferred stock pari passu with the holders of Series B-4 preferred stock, before any other class of stock, are entitled to be paid out of the assets of the Company an amount equal to the original issue price plus all declared but unpaid dividends. Similarly, upon any liquidation, dissolution, or winding up of the Company, the holders of Series A-1, B, B-2, and B-3 preferred stock, before the holders of Series C preferred stock (but subordinate to Series A-2 and B-4 preferred stock), are entitled to be paid out of the assets of the Company an amount equal to the original issue price plus all declared but unpaid dividends. Similarly, upon any liquidation, dissolution, or winding up of the Company, the holders of Series C preferred stock, before the holders of common stock (but subordinate to Series A-1, A-2, B, B-2, B-3, and B-4 preferred stock), are entitled to be paid out of the assets of the Company an amount equal to the original issue price plus all declared but unpaid dividends. At the option of the preferred shareholders, a liquidating event can include the following: any merger, consolidation, business combination, reorganization, or recapitalization of the Company in which the shareholders of the Company immediately prior to such transaction own less than 50% of the Company's voting power immediately following the transaction.

    d. Conversion - Each share of preferred stock is convertible, at the option of the holder, into the number of shares of common stock as determined by the then-effective conversion ratio (1:1 as of December 31, 2003). Each share of preferred stock automatically converts into the number of shares of common stock into which such shares are convertible at the then-effective conversion ratio upon the closing of a public offering of common stock at a per share price of at least $8.25 per share with gross proceeds of at least $30,000,000.

                Vector Global Services, Inc., and Subsidiaries

7.  SHAREHOLDERS' EQUITY (CONTINUED)

WARRANTS TO PURCHASE COMMON STOCK

As of December 31, 2003, the Company has outstanding warrants to purchase 1,659,818 shares of common stock for $0.01 per share at any time up to the date of the closing of a public offering of common stock at a per share price of at least $8.25 per share with gross proceeds of at least $30,000,000. The warrants were recorded at their fair market value at the time of issuance.

SHARES RESERVED FOR FUTURE ISSUANCE

The Company has reserved shares of common stock for issuance as follows at December 31, 2003:

Conversion of preferred stock                                        28,295,342
Outstanding common stock warrants                                     1,659,818
Outstanding common stock options                                      2,077,277
Shares available for grant under
  the 2000 stock incentive plan                                       3,972,998
                                                                     -----------
                                                                     36,005,435
                                                                     ===========


8.  STOCK COMPENSATION PLANS

2000 STOCK INCENTIVE PLAN

Under the Company's 2000 stock incentive plan (the "Plan"), the Company is authorized to issue up to 7,089,625 shares of common stock to directors, employees and consultants. The Plan provides for the issuance of stock purchase rights, restricted stock awards, incentive stock options, and nonstatutory stock options. Options granted generally expire ten years after the grant date and vest ratably over a five-year period.

On August 28, 2000, the board of directors approved the issuance of 1,555,750 shares of restricted common stock to certain members of management. The shares have a purchase price of $0.01 per share, are restricted from transfer and are subject to repurchase at $0.01 per share upon termination of employment. These restrictions lapse 20% per year on the anniversary date of the grant until fully vested. These shares of restricted common stock become fully vested upon the occurrence of a change of control (as defined in the Plan) or a qualified initial public offering (as defined in the agreement, as amended, pursuant to which the grants were issued). The Company recorded $1,151,255 of deferred

                Vector Global Services, Inc., and Subsidiaries

8.  STOCK COMPENSATION PLANS (CONTINUED)

compensation on December 31, 2000, for the difference between the purchase price of the Company's restricted stock under the Plan and the fair value of the underlying common stock at the time of the grant. Such amount has been presented as a reduction of shareholders' equity and is being amortized over the vesting period. During 2003 and 2002, respectively, 193,000 and 323,400 shares of the restricted stock grants were forfeited. The Company has recognized $125,152 and $44,591 of compensation income related to the amortization of the deferred compensation for these stock grants for the years ended December 31, 2003 and 2002, respectively, as a result of the difference in the vesting period of the options compared to the amount of compensation expense previously recognized using the graded vesting approach of FASB Interpretation No. 28 (see Note 1)

In November 2000, the Company sold 54,545 shares of Series B-2 convertible preferred stock to an employee in exchange for a note. The note provides for the annual forgiveness of 20% of the outstanding principal and related interest, provided that employment is continuing. The note is secured by the Series B-2 convertible preferred stock. This transaction has been accounted for as a stock grant, and the related $149,999 of deferred compensation is being amortized ratably over the five-year term of the note. The Company has recognized $21,831 and $36,000 of compensation expense related to the amortization of the deferred compensation for this stock grant for the years ended December 31, 2003 and 2002, respectively.

                Vector Global Services, Inc., and Subsidiaries

8.  STOCK COMPENSATION PLANS (CONTINUED)

A summary of the activity under the Plan is as follows for the years ended December 31, 2003 and 2002:

                                                    2003                              2002
                                        -----------------------------------------------------------
                                                           WEIGHTED-                      WEIGHTED-
                                                            AVERAGE                        AVERAGE
                                          NUMBER OF        EXERCISE       NUMBER OF       EXERCISE
                                            SHARE            PRICE         SHARES           PRICE
                                        -----------------------------------------------------------

Outstanding at beginning of year:          2,437,662      $  2.75         3,484,117       $  2.76
      Granted                              1,132,793         0.10           300,000          2.85
      Canceled                            (1,493,178)        2.44        (1,346,455)         2.79
                                        ---------------                --------------
Outstanding at end of year                 2,077,277         1.53         2,437,662          2.75
                                        ===============                ==============
Options exercisable at end of year           437,148                        523,414
                                        ===============                ==============


The following table summarizes information concerning currently outstanding and exercisable options as of December 31, 2003:

                                                       OPTIONS
                        OPTIONS OUTSTANDING          EXERCISABLE
                   ---------------------------------------------
                                    WEIGHTED-
                                     AVERAGE
                                    REMAINING           NUMBER
                     NUMBER        CONTRACTUAL       EXERCISABLE
  EXERCISE PRICE   OUTSTANDING        LIFE            AND VESTED
  --------------------------------------------------------------

    $ 0.10           954,547           9.48                  -
      1.50            34,000           6.47             20,400
      2.75           651,560           7.12            200,024
      2.85           437,170           7.55            216,724
                   ----------                          ---------
                   2,077,277                           437,148
                   ==========                          =========

                Vector Global Services, Inc., and Subsidiaries

8.  STOCK COMPENSATION PLANS (CONTINUED)

The weighted-average fair value of the options granted at grant date was $0.02 and $0.80 per share for 2003 and 2002, respectively. The exercise price for all of the options granted in 2003 and 2002 was equal to the estimated fair value of the underlying common stock. The fair value of each option grant is estimated on the date of grant using the minimum value option pricing model with the following weighted-average assumptions: no dividend yield for all periods, risk-free interest rate of 3.36% in 2003 and 4.74% in 2002, and an expected useful life of seven years.

9.  EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan (the "401k Plan") which is available to all full-time Company employees who have completed at least six months of service. Participants are permitted, in accordance with the provisions of Section 401(k) of the Internal Revenue Code, to contribute up to 60% of their earnings into the 401k Plan. The Company matches 50% of employees' contributions not to exceed 6% of employees' eligible compensation. The Company incurred $237,679 and $256,317 of expenses related to all defined contribution plans for the years ended December 31, 2003 and 2002, respectively.

10. DISCONTINUED OPERATIONS

On May 30, 2002, due to poor operating performance, the Company decided to discontinue operations in Philadelphia. The assets and liabilities primarily consisted of accounts receivable, property and equipment, and accrued expenses. As of December 31, 2002, the Company had liquidated all assets and liabilities for the Philadelphia operations. Due to the nature of the assets and their recent acquisition, the liquidation value on disposal approximated their carrying value. The revenues and pre-tax loss for the discontinued operations were as follows for the year ended December 31, 2002:

                                                                    2002
                                                             -------------------

 Revenue                                                    $     1,420,072
 Pre-tax loss                                               $    (1,103,972)


Included in the 2002 pretax loss from operations was approximately $11,965 of goodwill that has been written off.